EXHIBIT 99

For Immediate Release July 20, 2009	Contacts: Karen A. Warren Debbie Hancock (Investor Relations) 401-727-5401
Wayne S. Charness (News Media) 401-727-5983

Hasbro Reports Second Quarter Results

Second Quarter Highlights

•

Net revenues of $792.2 million compared to $784.3 million a year ago, an increase of $7.9 million or 1% from a year ago, or an increase of 7% absent the impact of foreign exchange;

•

Net earnings of $39.3 million or $0.26 per diluted share compared to $37.5 million or $0.25 per diluted share a year ago;

•

Net earnings for the quarter include $0.06 per share dilutive impact from the investment in the joint venture with Discovery Communications and financing costs;

•

Operating profit was $73.1 million or 9.2% of net revenues, compared to $65.5 million or 8.4% of net revenues last year;

•

Revenue growth driven by strong performances from TRANSFORMERS, LITTLEST PET SHOP, GI JOE, NERF, TONKA and PLAY-DOH.

Pawtucket, RI (July 20, 2009) -- Hasbro, Inc. (NYSE: HAS) today reported net revenues of $792.2 million, compared to $784.3 million a year ago, an increase of 1%. Excluding the negative $44.5 million impact of foreign exchange, net revenues increased 7%.  The Company reported net earnings of $39.3 million, or $0.26 per diluted share, compared to $37.5 million or $0.25 per diluted share in 2008.  The 2009 second quarter results include a $0.06 per share dilutive impact from the Company’s investment in its joint venture with Discovery Communications, inclusive of one-time deal expenses and financing costs associated with its recent issuance of long-term debt.

“Hasbro performed well in what continues to be a challenging global environment.  Our ability to deliver growth in both revenue and earnings per share, while including the dilution from the investment in our joint venture with Discovery Communications, was due to broad based strength across Hasbro’s core brand product portfolio and strong execution globally,” said Brian Goldner, President and Chief Executive Officer.

“For the remainder of this year, we will continue to invest in our business and closely manage our expenses.  While there are challenges in 2009, we believe that the underlying strength of our brands and our commitment to our strategy should enable Hasbro to grow revenue and earnings per share, including the impact of our television investment -- absent a material deterioration in the global economy and the value of foreign currencies,” Goldner concluded.

U.S. and Canada segment net revenues were $490.9 million, compared to $467.7 million in 2008.  The results reflect growth in TRANSFORMERS, G.I. JOE, LITTLEST PET SHOP, NERF, PLAY-DOH, FURREAL FRIENDS and TONKA.  The U.S. and Canada segment reported an operating profit of $56.3 million, compared to $43.7 million in 2008.

International segment net revenues were $276.2 million, compared to $293.7 million in 2008.  The revenues include a negative foreign exchange impact of approximately $42.8 million.  The results reflect growth in TRANSFORMERS, G.I. JOE, LITTLEST PET SHOP, NERF, PLAY-DOH and STAR WARS.  The International segment reported an operating profit of $16.5 million compared to operating profit of $14.0 million in 2008.

Entertainment and Licensing segment net revenues were $24.2 million, compared to $21.3 million in 2008.  The results reflect increases in TRANSFORMERS, G.I. JOE and NERF.  The Entertainment and Licensing segment reported an operating profit of $2.9 million compared to operating profit of $8.0 million in 2008. The 2009 results were impacted by one-time expenses associated with the investment in the joint venture with Discovery Communications.  The Entertainment and Licensing segment includes television, movies, lifestyle and digital licensing and on-line entertainment operations.

“Our business performance in 2009 has continued to meet our expectations.  Our integration of the joint venture with Discovery Communications is on track and we are very pleased with the favorable interest rates we were able to obtain on our recent long-term financing,” said Deborah Thomas, Chief Financial Officer.

Since the investment in the joint venture with Discovery Communications was finalized, the Company has reduced the expected dilution for 2009 and 2010.  Due to lower financing costs and joint venture amortization expenses, the 2009 dilution the Company anticipates has been reduced to $0.15 to $0.20 per diluted share from the previous guidance of $0.25 to $0.30 per diluted share.  In 2010, the expected dilution has been reduced to $0.25 to $0.30 per diluted share from the previous guidance of $0.30 to $0.35 per diluted share.

The Company will webcast its second quarter earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast, go to http://investor.hasbro.com, click on the webcast microphone.   The replay will be available on Hasbro’s web site approximately 2 hours following completion of the call.

Hasbro, Inc. is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world. As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at www.hasbro.com. (C) 2009 Hasbro, Inc. All Rights Reserved.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include expectations concerning the Company’s potential performance in 2009, including with respect to its revenues and earnings per share, potential future dilution associated with the joint venture with Discovery Communications, future opportunities and the Company’s ability to achieve its other financial and business goals and may be identified by the use of forward-looking words or phrases. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: (i) the Company's ability to design, manufacture, source and ship new and continuing products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover the Company’s development, manufacturing, marketing, royalty and other costs; (ii) recessions or other economic downturns which negatively impact the retail and credit markets, and the financial health of the Company’s retail customers and consumers, and which can result in lower employment levels, less consumer disposable income, lower consumer confidence and, as a consequence, lower consumer spending, including lower spending on purchases of the Company’s products, (iii) other economic and public health conditions in the markets in which the Company and its customers and suppliers operate which impact the Company's ability and cost to manufacture and deliver products, such as higher fuel and other commodity prices, higher labor costs, higher transportation costs, outbreaks of SARs, bird flu or other diseases which affect public health and the movement of people and goods, and other factors, including government regulations,  which can create potential manufacturing and transportation delays or impact costs, (iv) currency fluctuations, including movements in foreign exchange rates, which can lower the Company’s net revenues and earnings, and significantly impact the Company’s costs; (v) the concentration of the Company's customers, potentially increasing the negative impact to the Company of difficulties experienced by any of the Company’s customers; (vi) greater than expected costs, or unexpected delays or difficulties, associated with the Company’s investment in its joint venture with Discovery Communications, LLC, the rebranding of the joint venture network and the creation of new content to appear on the network, (vii) consumer interest in and acceptance of the joint venture network, and other factors impacting the financial performance of the joint venture, (viii) the inventory policies of the Company’s retail customers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; (ix) work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product in a timely and cost-effective manner; (x) the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; (xi) the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; (xii) concentration of manufacturing for many of the Company’s products in the People’s Republic of China and the associated impact to the Company of public health conditions and other factors affecting social and economic activity in China, affecting the movement of products into and out of China, and impacting the cost of producing products in China and exporting them to other countries; (xiii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xiv) other market conditions, third party actions or approvals and the impact of competition which could reduce demand for the Company’s products or delay or increase the cost of implementation of the Company's programs or alter the Company's actions and reduce actual results; (xv) the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and (xvi) other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.  This presentation also includes the Company’s Consolidated and International segment net revenues excluding the impact of changes in exchange rates.  Management believes that the presentation of Consolidated and International segment net revenues minus the impact of exchange rate changes provides information that is helpful to an investor’s understanding of the underlying business performance absent exchange rate fluctuations which are beyond the Company’s control.

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	June 28, 2009	June 29, 2008
ASSETS	-----------	-----------
Cash and Cash Equivalents	$ 392,034	$ 594,621
Accounts Receivable, Net	652,557	562,502
Inventories	346,814	375,033
Other Current Assets	210,824	187,200
	----------------	----------------
Total Current Assets	1,602,229	1,719,356
Property, Plant and Equipment, Net	222,937	210,641
Other Assets	1,653,010	1,275,314
	----------------	----------------
Total Assets	$ 3,478,176	$3,205,311
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 11,958	$ 192,941
Current Portion of Long-term Debt	-	135,127
Payables and Accrued Liabilities	600,765	610,994
	----------------	----------------
Total Current Liabilities	612,723	939,062
Long-term Debt	1,134,723	709,723
Other Liabilities	341,060	248,309
	----------------	----------------
Total Liabilities	2,088,506	1,897,094
Total Shareholders' Equity	1,389,670	1,308,217
	----------------	----------------
Total Liabilities and Shareholders' Equity	$ 3,478,176	$3,205,311
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Six Months Ended

(Thousands of Dollars and Shares Except Per Share Data)	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
	-----------	-----------	-----------	-----------
Net Revenues	$ 792,202	$ 784,286	$1,413,542	$1,488,506
Cost of Sales	319,452	308,222	564,205	579,383
	--------------	---------------	--------------	--------------
Gross Profit	472,750	476,064	849,337	909,123
Amortization	18,792	20,644	38,679	39,082
Royalties	73,826	68,167	128,279	126,589
Research and Product Development	43,529	45,432	80,660	87,202
Advertising	81,677	86,234	143,986	163,217
Selling, Distribution and Administration	181,853	190,078	343,443	366,271
	--------------	---------------	--------------	--------------
Operating Profit	73,073	65,509	114,290	126,762
Interest Expense	17,503	12,950	27,218	24,378
Other (Income) Expense, Net	(1,284)	(2,726)	1,631	(8,571)
	--------------	---------------	--------------	--------------
Earnings before Income Taxes	56,854	55,285	85,441	110,955
Income Taxes	17,579	17,799	26,436	35,999
	--------------	---------------	--------------	--------------
Net Earnings	$ 39,275	$ 37,486	$ 59,005	$ 74,956
	========	========	========	========

Per Common Share
Net Earnings
Basic	$ 0.28	$ 0.27	$ 0.42	$ 0.53
	========	========	========	========
Diluted	$ 0.26	$ 0.25	$ 0.40	$ 0.50
	========	========	========	========

Cash Dividends Declared	$ 0.20	$ 0.20	$ 0.40	$ 0.40
	========	========	========	========

Weighted Average Number of Shares
Basic	139,967	140,246	140,007	141,311
	========	========	========	========
Diluted	152,979	155,081	152,968	155,695
	========	========	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results and EBITDA
(Unaudited)
(Thousands of Dollars)

	Quarter Ended			Six Months Ended
	June 28, 2009	June 29, 2008	% Change	June 28, 2009	June 29, 2008	% Change
	-----------	-----------	-----------	-----------	-----------	----------
Major Segment Results

U.S. and Canada Segment
External Net Revenues	$ 490,877	$ 467,663	5%	$ 895,379	$ 896,185	0%
Operating Profit	56,318	43,693	29%	97,868	81,004	21%

International Segment
External Net Revenues	276,231	293,688	-6%	465,423	541,943	-14%
Operating Profit	16,450	13,978	18%	1,979	27,005	-93%

Entertainment and Licensing Segment
External Net Revenues	24,153	21,305	13%	51,386	47,591	8%
Operating Profit	2,939	8,031	-63%	16,566	20,424	-19%

Reconciliation of EBITDA

Net Earnings	$ 39,275	$ 37,486	$ 59,005	$ 74,956
Interest Expense	17,503	12,950	27,218	24,378
Income Taxes	17,579	17,799	26,436	35,999
Depreciation	25,282	20,459	40,510	35,772
Amortization	18,792	20,644	38,679	39,082
	------------	------------	------------	------------
EBITDA	$118,431	$109,338	$ 191,848	$ 210,187
	=======	=======	=======	=======

HASBRO, INC.
Supplemental Financial Data
Net Earnings Per Share
(Unaudited)
(Thousands of Dollars and Shares Except Per Share Data)
	2009		2008

Quarter	Basic	Diluted	Basic	Diluted
----------	-----------	-----------	-----------	-----------

Net earnings	$ 39,275	$ 39,275	$ 37,486	$ 37,486
Effect of dilutive securities:
Interest expense on contingent
convertible debentures due 2021	-	1,092	-	1,059
	--------------	--------------	--------------	--------------
Adjusted net earnings	$ 39,275	$ 40,367	$ 37,486	$ 38,545
	========	========	========	========

Average shares outstanding	139,967	139,967	140,246	140,246
Effect of dilutive securities:
Contingent convertible debentures due 2021	-	11,566	-	11,566
Options and other share-based awards	-	1,446	-	3,269
	--------------	--------------	--------------	--------------
Equivalent shares	139,967	152,979	140,246	155,081
	========	========	========	========

Net earnings per share	$ 0.28	$ 0.26	$ 0.27	$ 0.25
	========	========	========	========
Six Months
---------------
Net earnings	$ 59,005	$ 59,005	$ 74,956	$ 74,956
Effect of dilutive securities:
Interest expense on contingent
convertible debentures due 2021	-	2,174	-	2,118
	--------------	--------------	--------------	--------------
Adjusted net earnings	$ 59,005	$ 61,179	$ 74,956	$ 77,074
	========	========	========	========

Average shares outstanding	140,007	140,007	141,311	141,311
Effect of dilutive securities:
Contingent convertible debentures due 2021	-	11,566	-	11,566
Options and other share-based awards	-	1,395	-	2,818
	--------------	--------------	--------------	--------------
Equivalent shares	140,007	152,968	141,311	155,695
	========	========	========	========

Net earnings per share	$ 0.42	$ 0.40	$ 0.53	$ 0.50
	========	========	========	========